Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form F-3) and related Prospectus of Nanobiotix S.A. for the registration of 5,623,816 ordinary shares, and to the incorporation by reference therein of our report dated April 24, 2024, with respect to the consolidated financial statements of Nanobiotix S.A. included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG et Autres

Paris La Défense, France
March 6, 2025